UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2026, Healthcare Triangle, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), by and among (i) Teyame AI Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Buyer”), (ii) the Company, (iii) Teyame AI LLC, a St Kitts and Nevis corporation (the “Intermediary Seller”), (iv) CH 109, S.L., a company incorporated in Spain (“CH 109”), and (v) Ivan Montero Rebato and Maria Luisa Sanchez Fernandez (together with CH 109, S.L., the “Original Sellers”).

The Share Purchase Agreement provides for the acquisition by Buyer from the Intermediary Seller of all of the outstanding equity interests of (a) Teyamé 360 S.L. (represented by 110,302 shares/participaciones sociales) and (b) Datono Mediación S.L. (represented by 3,006 shares/participaciones sociales), each a Spanish company (collectively, the “Acquired Companies”). The Share Purchase Agreement provides that the closing of the transactions contemplated thereby occurred on January 29, 2026 (the “Closing Date”), and that the transactions are deemed effective as of 12:01 a.m. Eastern Time on January 1, 2026 (the “Effective Date”).

The aggregate purchase price for the Acquired Companies is up to $50.0 million, subject to the terms and conditions set forth in the Share Purchase Agreement. The consideration consists of a cash component and equity component, with an additional earnout component payable in the Company’s preferred stock upon achievement of specified post-closing performance targets. The cash consideration includes: (i) $3.0 million previously paid pursuant to an advance agreement dated December 3, 2025, (ii) $6.0 million payable on or before January 29, 2026, (iii) $3.0 million payable on April 29, 2026, and (iv) $3.0 million payable on the earlier of the Intermediary Seller obtaining certain VAT clearances and change-of-control waivers with respect to bank accounts and insurance policies of the Acquired Companies, or six months from the date of the Share Purchase Agreement (but in no event prior to April 29, 2026).

The equity consideration includes (a) restricted shares of the Company’s common stock with an agreed value of $12.0 million and (b) a series of the Company’s preferred stock with an agreed value of $18.0 million that is convertible into the Company’s common stock. The number of shares of common stock issued as part of the equity consideration, and the number of shares of common stock underlying the preferred stock, are determined by reference to a “Base Price” equal to the average of the volume-weighted average prices (“VWAPs”) of the Company’s common stock for the five trading days immediately prior to the Closing Date, as further defined in the Share Purchase Agreement. The preferred stock is not convertible into common stock until applicable shareholder approval is obtained as contemplated by the Share Purchase Agreement. The Share Purchase Agreement also includes a mechanism intended to limit issuance in excess of 19.99% of the Company’s outstanding common stock immediately prior to issuance, including the issuance of a pre-funded warrant for any excess shares in lieu of issuing shares in excess of such limitation at closing, and provides that the pre-funded warrant would have a nominal exercise price and be exercisable on a cashless basis, subject to the terms of the Share Purchase Agreement.

In addition, the Share Purchase Agreement provides for certain adjustments and contingent issuances in specified circumstances. Among other things, if the Company effects a reverse stock split within 90 days of the Closing Date and, for 10 consecutive trading days during such period, the closing price of the Company’s common stock is below the Base Price, then, on the tenth trading day, the Company is required to issue to the Intermediary Seller additional shares of common stock calculated by reference to the number of shares that would have been received at closing if the Base Price had equaled the closing price on such tenth trading day, including with respect to shares underlying the preferred stock and the pre-funded warrant.

The Share Purchase Agreement further provides that the purchase price was based on certain pricing assumptions, and that if, based on Buyer’s good-faith review of the Acquired Companies’ financial information after closing, actual results are less than the projected amounts reflected in such pricing assumptions, Buyer may make a proportional downward adjustment to the purchase price, subject to dispute resolution provisions set forth in the Share Purchase Agreement.

The Share Purchase Agreement also provides for an earnout payable in the Company’s preferred stock to certain key management employees of the Acquired Companies, with an aggregate value of up to $5.0 million, subject to achievement of specified annual targets. The earnout is structured as two annual tranches valued at $2.5 million each, tied to gross revenue and EBITDA targets for the fiscal years ending December 31, 2026, and December 31, 2027, respectively, as set forth in the Share Purchase Agreement.

The Share Purchase Agreement contains customary representations, warranties, covenants, and closing conditions, including provisions addressing taxes and post-closing matters. The Share Purchase Agreement also includes indemnification provisions, including a loss threshold before indemnification becomes payable and an overall cap on liability, subject to specified exceptions.

The Share Purchase Agreement further contains post-closing restrictive covenants, including a non-competition covenant for a two-year period following closing, subject to the terms and definitions set forth therein.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On the Closing Date, Buyer completed the acquisition from the Intermediary Seller of all of the outstanding equity interests of the Acquired Companies pursuant to the Share Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the transactions described under Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company issued restricted shares of its common stock and a series of its preferred stock that is convertible into shares of the Company’s common stock (and, in certain circumstances, a pre-funded warrant to acquire shares of the Company’s common stock), as contemplated by the Share Purchase Agreement. The securities issued in connection with the Share Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Company issued such securities in a transaction not involving any public offering in reliance on an exemption from the registration requirements of the Securities Act.

Item 7.01 Regulation FD Disclosure

In connection with the transaction described in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company issued a press release on January 22, 2026 announcing the entry into of the acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of January 22, 2026.
99.1	Press Release, dated January 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Dated: January 28, 2026	By:	/s/ David Ayanoglou
David Ayanoglou
Chief Financial Officer

3